LanzaTech Reports Second Quarter 2026 Financial Results
Significant progress against cost reduction efforts positions business for sustained success

LanzaTech advancing towards world's first ISCC EU certification for recycled carbon fuels in China

SKOKIE, IL., August 14, 2026 – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today reported its financial and operating results for the second quarter ended June 30, 2026.
Second Quarter 2026 Financial and Operational Highlights (comparisons vs. Second Quarter 2025)
•Revenue of $9.0 million, down 1% compared to $9.1 million
•Operating Expenses of $11.7 million, improved by 67% compared to $35.1 million
•Net Income of $184.3 million, compared to a net loss of $32.5 million, primarily reflecting a significant non-cash unrealized gain on the Company's investment in SGLT.
•Adjusted EBITDA of $(7.6) million improved by approximately 74% compared to $(29.7) million
Management Comments:
Dr. Jennifer Holmgren, CEO of LanzaTech, stated “Our Second Quarter results reflect the actions we have taken to reshape LanzaTech for the current market. We have reduced costs, renegotiated key contracts and refocused capital spend as we move from an R&D-led model toward commercial project deployment. These actions are improving our year over year operating results and creating a more disciplined platform for revenue growth and long-term profitability.”
Dr. Holmgren continued, “As we execute our near-term cost reduction and profitability improvement strategy, we continue to advance milestones that support commercialization and future value capture. Our work towards the world’s first ISCC EU certification for recycled carbon fuel is a critical step in opening mandated European fuel markets to CarbonSmart ethanol. We believe this creates new commercial optionality across multiple end markets. SAF remains a core medium-term opportunity, supported by leading alcohol-to-jet technology, while certified carbon-smart ethanol gives us near-term access to direct-use markets such as marine and road transport. That breadth is a strategic asset, giving us flexibility, resilience, and multiple paths to monetize our technology today, while certification work like ISCC EU keeps us well positioned in mandated markets as they expand. Together, these markets support our focus on converting commercial progress into revenue growth and a clearer path to sustainable profitability.”
Key Strategic and Operational Updates:
•Selected North Sea Port, Ghent for FLITE SAF facility: In May, LanzaTech selected North Sea Port, Ghent, Belgium as the permanent site for Europe’s first commercial-scale Alcohol-to-Jet sustainable aviation fuel facility using the LanzaJet ATJ process, targeting 79,000 tonnes of SAF and 9,000 tonnes of renewable diesel annually and marking a major de-risking milestone toward FID with the planned Environmental Impact Assessment scoping notification.
◦LanzaTech estimates that the FLITE project carries the potential to deliver approximately $115 million in annualized offtaking revenues, with significant additional revenue opportunity streams.
•LanzaTech is currently undergoing the world's first ISCC EU certification pathway for recycled carbon fuels in China, working with ISCC and other stakeholders to establish the methodology, carbon accounting, and traceability standards for this emerging fuel category. ISCC EU certification verifies compliance with the EU's Renewable Energy Directive (RED III) and is also recognized by the UK's Department for Transport, making it a gateway to both mandated markets. This work is foundational to market access for recycled carbon fuel projects and future certifications as the category scales.
•Added to the Russell 3000 Index: LanzaTech was added to the Russell 3000 Index, effective June 29, 2026, also placing the Company in the Russell 2000 small-cap index and expanding visibility with institutional investors and passive index funds.

•Successful IPO and post-listing value creation of SGLT joint venture: In June, Beijing Shougang LanzaTech Technology Co., Ltd. completed its IPO on the Hong Kong Stock Exchange, raising approximately US$75 million in gross proceeds for SGLT and implying a market capitalization of approximately US$750 million upon listing. The Company did not sell any shares in the offering and did not receive any proceeds. Following completion of the offering, the Company held, through its subsidiary, 33,520,231 H Shares of Shougang LanzaTech, representing approximately 8.38% of the JV’s total issued share capital upon listing. Driven by strong initial trading volume, the JV's market capitalization escalated to roughly US$1.32 billion as of August 12, at which point LanzaTech's retained equity held an estimated market value of around US$110 million. This provides public-market validation that LanzaTech-originated platforms can scale in commercially demanding sectors, while also demonstrating the potential value of LanzaTech’s strategy of combining technology licensing with equity participation in commercial projects.
•Launched BRIGHT partnership to accelerate carbon-to-value biotechnology: LanzaTech entered a multi-year collaboration with BRIGHT at the Technical University of Denmark to design and install a next-generation C1 biofoundry, supporting development of technologies that convert CO2, CO and methane into fuels, chemicals and materials.

•Net income was $169.6 million for the six months ended June 30, 2026, primarily due to a $208.1 million non-cash unrealized gain on the Company's investment in SGLT, compared to net loss of $51.7 million for the six months ended June 30, 2025. Adjusted EBITDA(1) loss decreased to $15.5 million for the six months ended June 30, 2026, compared to Adjusted EBITDA loss of $60.2 million for the six months ended June 30, 2025, reflecting meaningful progress in underlying operating performance, driven by disciplined cost optimization initiatives.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of Net Income (Loss) to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Second-Quarter 2026 Financial Results
The table below outlines key results for the three and six months ended June 30, 2026 and 2025:

All amounts in millions ($)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$9.0	$9.1	$21.0	$18.6
Cost of revenue (1)	7.2	6.2	15.5	13.7
Operating expenses	11.7	35.1	25.2	68.1
Net income (loss)	184.3	(32.5)	169.6	(51.7)
Adjusted EBITDA (2)	$(7.6)	$(29.7)	$(15.5)	$(60.2)

(1) Exclusive of depreciation.
(2) See “Non-GAAP Financial Measures” and “Reconciliation of Net Income (Loss) to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Revenue
•Reported total revenue of $9.0 million for the second quarter of 2026, compared to total revenue of $9.1 million in the second quarter of 2025. The decrease was primarily attributable to a $1.0 million decrease in revenue from Joint Development Agreements (“JDA”) and a $0.5 million reduction in revenue received from LanzaJet for their sublicensing of our technology, partially offset by a $1.4 million increase in engineering and other services revenue.

•Engineering and other services revenue in the second quarter of 2026 was $3.3 million, compared to $1.9 million in the second quarter of 2025, reflecting the initiation of new customer projects and increased engineering activity.
•JDA revenue in the second quarter of 2026 was $0.3 million, compared to $1.3 million in the second quarter of 2025, due to the completion of projects with existing customers.
•Licensing revenue in the second quarter of 2026 was $0.6 million, compared to $1.1 million in the second quarter of 2025, due to the decrease in licensing revenue received from LanzaJet for their sublicensing of our technology.
•Contract research revenue in the second quarter of 2026 was $1.0 million, consistent with the second quarter of 2025.
•CarbonSmart revenue was $3.8 million in the second quarter of 2026, consistent with the second quarter of 2025.
Cost of Revenue
•Cost of revenue was $7.2 million in the second quarter of 2026, compared to $6.2 million in the second quarter of 2025. The increase reflects a greater proportion of engineering services and product-related activity in the current period, particularly CarbonSmart product sales and customer project execution, resulting in a different revenue and cost mix than the prior-year period.
Operating Expense
•For the second quarter of 2026 operating expense was $11.7 million, as compared to $35.1 million for the same period in the prior year. The decrease was primarily due to a decrease in personnel and contractor expenses related to R&D projects and administrative operations, reflecting headcount reductions implemented during 2025 as part of the Company’s broader cost optimization initiatives. These reductions are designed to align the Company’s cost base with its commercialization priorities and support its path to profitability.
Net income (loss)
•Net income for the second quarter of 2026 was $184.3 million, compared with a net loss of $32.5 million in the second quarter of 2025. The increase was primarily driven by a $208.1 million non-cash unrealized gain recognized on the Company's investment in SGLT resulting from the remeasurement of the investment to fair value following the investee’s public listing and subsequent changes in the quoted market price during the quarter. The quarter also benefited from the impact of the Company's transformation, cost optimization and organizational streamlining initiatives, which reduced operating expenses and contributed to a significant improvement in Adjusted EBITDA compared with the prior-year period.
Adjusted EBITDA
•Adjusted EBITDA loss was $7.6 million as compared to adjusted EBITDA loss of $29.7 million in the second quarter of 2025. The improvement was primarily attributable to the benefits of the Company's transformation, cost optimization and organizational streamlining initiatives implemented during 2025, which resulted in significantly lower personnel, contractor, legal and other operating expenses.
Balance Sheet and Liquidity
•As of June 30, 2026, the Company had $48.9 million in total cash and restricted cash compared to total cash, restricted cash, and investments of $17.1 million as of December 31, 2025. The increase reflects our issuance of common stock for gross proceeds of $50.0 million in the six months ended June 30, 2026, partially offset by continued use of cash to fund operating activities and our $3.0 million purchase of LanzaJet Series A Preferred Stock.

Guidance Update

The Company is reintroducing financial guidance for the third quarter and full year 2026. Management believes improved visibility into business performance, strengthened liquidity, and the substantial progress achieved through transformation initiatives implemented during 2025 support the reintroduction of financial guidance. The guidance ranges below reflect management's current expectations based on existing market conditions and operating assumptions, including continued cost discipline, execution of contracted customer programs, and improved operating performance relative to the transformation period.

$ in millions	Third Quarter 2026	Full Year 2026
Revenue	$8 - $11	$50 - $55
Operating Expenses	$13 - $17	$51 - $55
Adjusted EBITDA	$(9) - $(13)	$(22) - $(26)

About LanzaTech

LanzaTech (NASDAQ: LNZA) is a leader in carbon management, using its proprietary gas-fermentation platform to transform waste carbon into valuable products. Through global partnerships, LanzaTech enables the production of feedstocks for high-value markets including SAF and chemicals. Headquartered in the U.S., the company provides technology and commercial pathways that strengthen industrial resilience and unlock new economic value from carbon.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, the Company’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the Company's ability to continue operations as a going concern; the Company's ability to attract new investors and raise substantial additional financing to fund its operations and/or execute on its other strategic options; delays or interruptions in government contract awards, funding cycles or agency operations (including due to a government shutdown) that could postpone project milestones and defer related revenue recognition; the Company's ability to maintain the listing of its securities on the Nasdaq Stock Market LLC; the Company's ability to execute on its business strategy and achieve profitability; the Company's ability to attract, retain and motivate qualified personnel, the Company's anticipated growth rate and market opportunities; the potential liquidity and trading of the Company's securities; the Company's future financial performance and capital requirements; the Company's assessment of the competitive landscape; the Company's ability to comply with laws and regulations applicable to its business; the Company's ability to enter into, successfully maintain and manage relationships with industry partners; the availability of governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization; the Company's ability to adequately protect its intellectual property rights; the Company's ability to manage its growth effectively; the Company's ability to increase its revenue from engineering services, sales of equipment packages and sales of CarbonSmart products and to improve its operating results; and the Company's ability to remediate the material weaknesses in its internal control over financial reporting and to maintain effective internal controls. The Company may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as net income (loss), excluding depreciation expense, interest income, net, stock-based compensation expense, income (loss) from equity method investees, net, unrealized gains and losses arising from the fair value remeasurement, extinguishment, conversion or settlement of financial instruments, including warrant liabilities, the Brookfield SAFE liability, the Brookfield Loan liability, the Convertible Note, and other similar non-cash or non-operating items. We monitor and have presented in this earnings press release Adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.

During the three and six months ended June 30, 2026, Adjusted EBITDA excludes the non-cash unrealized gain recognized upon the remeasurement of the Company's investment in SGLT to fair value.

Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. For example, Adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes income (loss) on equity method investees, net; and (iv) excludes certain non-cash and non-operating gains and losses, including fair value adjustments associated with investments and financial instruments, which may fluctuate significantly from period to period and may not be indicative of the Company's operating performance. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$44,977	$13,164
Trade and other receivables, net of allowance	9,612	9,527
Contract assets, net of allowance	2,525	6,541
Other current assets	12,129	10,456
Total current assets	69,243	39,688
Property, plant and equipment, net	15,861	17,128
Right-of-use assets	13,868	14,378
Equity method investment	—	13,272
Equity security investment	223,094	14,990
Other non-current assets	626	751
Total assets	$322,692	$100,207
Liabilities, Mezzanine Equity and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,330	$10,869
Other accrued liabilities	10,710	10,278
Warrants	6	11
Fixed Maturity Consideration and current FPA Put Option liability	—	4,123
Contract liabilities	5,853	423
Accrued salaries and wages	2,664	1,843
Current lease liabilities	385	176
Other liabilities	963	—
Total current liabilities	27,911	27,723
Non-current lease liabilities	15,717	16,388
Non-current contract liabilities	5,725	5,896
FPA Put Option liability	—	30,015
Brookfield Loan liability	12,700	10,900
Other long-term liabilities	3	8
Total liabilities	62,056	90,930
Mezzanine Equity
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 0 and 20,000,000 shares issued as of June 30, 2026 and December 31, 2025, respectively; and 0 and 20,000,000 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	2
Preferred stock - additional paid-in capital	—	13,167
Total mezzanine equity	—	13,169
Shareholders’ Equity/(Deficit)
Common stock, $0.0000001 par value, 25,800,000 shares authorized as of June 30, 2026 and December 31, 2025; 13,089,163 and 2,320,511 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	23	23
Additional paid-in capital	1,108,713	1,013,195
Accumulated other comprehensive income	828	1,444
Accumulated deficit	(848,928)	(1,018,554)
Total shareholders’ equity/(deficit)	260,636	(3,892)
Total liabilities, mezzanine equity and shareholders' equity	$322,692	$100,207

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Contracts with customers and grants	$4,228	$2,766	$11,507	$5,823
CarbonSmart product sales	3,842	3,818	7,892	8,022
Collaborative arrangements	275	1,313	275	2,363
Related party transactions	669	1,187	1,360	2,359
Total revenues	9,014	9,084	21,034	18,567
Costs and operating expenses:
Contracts with customers and grants(1)	3,325	2,194	7,534	5,096
CarbonSmart product sales(1)	3,778	3,732	7,837	7,868
Collaborative arrangements(1)	77	283	77	744
Related party transactions(1)	32	21	55	35
Research and development expense	1,963	14,935	5,971	31,429
Depreciation expense	962	1,054	1,901	1,835
Selling, general and administrative expense	8,750	19,106	17,343	34,854
Total cost and operating expenses	18,887	41,325	40,718	81,861
Loss from operations	(9,873)	(32,241)	(19,684)	(63,294)
Other income (expense):
Interest income, net	105	192	209	630
Fair value gain on equity securities	208,104	—	208,104	—
Other income (expense), net	(1,118)	2,885	(1,541)	20,803
Total other income (expense), net	207,091	3,077	206,772	21,433
Loss from equity method investees, net	(12,913)	(3,335)	(17,462)	(9,867)
Net income (loss)	$184,305	$(32,499)	$169,626	$(51,728)

Other comprehensive loss:
Changes in credit risk of fair value instruments	(700)	(1,605)	(700)	1,091
Foreign currency translation adjustments	92	(313)	84	(754)
Comprehensive income (loss)	$183,697	$(34,417)	$169,010	$(51,391)

Net income (loss) per common share - basic	$15.81	$(14.90)	$17.00	$(24.94)
Net income (loss) per common share - diluted	$15.81	$(14.90)	$17.00	$(24.94)

Weighted-average number of common shares outstanding - basic(2)	11,660,592	2,181,217	9,975,931	2,073,777
Weighted-average number of common shares outstanding - diluted(2)	11,660,592	2,181,217	9,975,931	2,073,777
(1)Exclusive of depreciation
(2)All common stock share and per share data for all periods prior to the quarterly period ending September 30, 2025 have been retroactively adjusted to reflect the 1-for-100 reverse stock split of the Company’s common stock and the decrease in the par value of the Company’s common stock from $0.0001 to $0.0000001 per share which became effective on August 18, 2025.

LANZATECH GLOBAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows From Operating Activities:
Net income (loss)	$169,626	$(51,728)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation expense	2,066	4,556
Gain on change in fair value of SAFE and warrant liabilities	(5)	(3,184)
Loss on change in fair value of the Amended Brookfield Loan	1,800	12,445
Gain/Loss on change in fair value of the equity securities	(208,104)	—
Loss on Brookfield SAFE extinguishment	—	6,216
Change in fair value of Convertible Note	—	(42,980)
Gain on change in fair value of PIPE Warrant liability	—	3,400
Gain on partial lease termination	—	(60)
Provisions for losses on trade and other receivables and contract assets, net of recoveries	(518)	126
Depreciation of property, plant and equipment	1,901	1,835
Amortization of discount on debt security investment	—	(34)
Non-cash lease expense	510	917
Non-cash recognition of licensing revenue	(1,091)	(2,214)
Loss from equity method investees, net	17,462	9,867
Loss from disposal of property, plant and equipment	43	—
Unrealized (Gain)/Loss on net foreign exchange	(314)	649
Changes in operating assets and liabilities:
Accounts receivable, net	496	2,334
Contract assets	3,875	11,231
Accrued interest on debt investment	—	(83)
Other assets	(1,627)	1,377
Accounts payable and accrued salaries and wages	(2,750)	(882)
Contract liabilities	5,430	61
Operating lease liabilities	498	(877)
Other liabilities	46	4,213
Net cash used in operating activities	(10,656)	(42,815)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(731)	(879)
Purchase of additional LanzaJet equity method investment	(3,000)	—
Proceeds from maturity of debt securities	—	12,408
Net cash (used in) provided by investing activities	(3,731)	11,529
Cash Flows From Financing Activities:
Proceeds from issuance of common stock	50,000	15,050
Issuance costs related to preferred stock and PIPE Warrant	—	(1,881)
Settlement of Forward Purchase Agreement	(2,000)	—
Issuance costs related to funding	(1,859)	—
Partial settlement of the Brookfield Loan	—	(12,500)
Proceeds from PIPE Warrant	—	24,950
Net cash provided by financing activities	46,141	25,619
Effects of currency translation on cash, cash equivalents and restricted cash	98	(425)
Net increase (decrease) in cash, cash equivalents and restricted cash	31,852	(6,092)
Cash, cash equivalents and restricted cash at beginning of period	17,051	45,737
Cash, cash equivalents and restricted cash at end of period	$48,903	$39,645

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	$32	$106
Issuance of the Brookfield Loan	—	6,216
Cashless issuance of equity for Convertible Notes	—	8,132
Non-cash change in lease liability on partial termination	—	13,025
Non-cash change in ROU assets on partial termination	—	(13,085)

LANZATECH GLOBAL INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$184,305	$(32,499)	$169,626	$(51,728)
Depreciation	962	1,054	1,901	1,835
Interest income, net	(105)	(192)	(209)	(630)
Stock-based compensation expense and change in fair value of warrant liabilities (1)	738	2,024	2,061	1,372
Loss on Brookfield SAFE extinguishment	—	—	—	6,216
Change in fair value of Convertible Note and related transaction costs	—	(7,837)	—	(42,980)
Change in fair value of PIPE Warrant	—	3,400	—	3,400
Change in fair value of the Brookfield Loan (net of interest accretion reversal)	1,700	1,019	1,800	12,445
Change in fair value of the equity securities	(208,104)	—	(208,104)	—
Loss from equity method investees, net	12,913	3,335	17,462	9,867
Adjusted EBITDA	$(7,591)	$(29,696)	$(15,463)	$(60,203)

(1)Stock-based compensation expense represents expense related to equity compensation plans.

Investor Relations Contact:
lnza@alpha-ir.com

Public Relations/Media Contact:
Freya Burton
freya@lanzatech.com